/Letterhead/
David T. Thomson P.C.________________________________________
                                               Certified Public Accountants





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I have issued my report dated July 16, 2002 accompanying the financial statements of Graphix2Go, Inc., for the period ended May 31, 2002 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2. I also hereby consent to the reference to this firm under "Experts" in this Registration Statement.


/s/ David T. Thomson, P. C.


Salt Lake City, Utah
August 20, 2002


























           P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481